UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 2, 2007
Commission File Number 333-112528
Vought Aircraft Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2884072 (I.R.S. Employer Identification Number)
201 East John Carpenter Freeway, Tower 1, Suite 900
Irving, Texas 75062
(972) 946-2011
(Address of principal executive offices and telephone number)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On September 30, 2007 the membership of the United Automobile and Aerospace Workers (“UAW”) Local 848, which represents production and maintenance employees at the Dallas facilities of Vought Aircraft Industries, Inc. (the “Company”) ratified the terms of a new three-year collective bargaining agreement. The new agreement provides for, among other things, a freeze in pension benefit accruals for employees who, as of December 31, 2007, have less than 16 years of bargaining unit seniority. Employees subject to the pension freeze, and any employees hired on or after October 1, 2007, will receive a new defined contribution benefit. The new agreement also provides for certain modifications to the retiree medical benefits for bargaining unit retirees and eliminates retiree medical coverage for any bargaining unit employees hired after October 1, 2007.
     The Company also recently advised affected employees that the previously announced pension freeze affecting employees covered under the Company’s non-represented defined benefit pension plans will not apply to non-represented employees who, as of December 31, 2007, have at least 16 years vesting service under the terms of those plans.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOUGHT AIRCRAFT INDUSTRIES, INC.
Date: October 2, 2007	/s/ Wendy Hargus
Wendy Hargus,
Corporate Treasurer